UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2008

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On December 12, 2008, Candela Corporation (the “Company”) held its annual meeting of stockholders and voted on four proposals.

1.               At the meeting, stockholders elected the following six persons as members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal:

i.                  George A. Abe;

ii.               Ben Bailey III;

iii.            Nancy E. Nager;

iv.           Gerard E. Puorro;

v.              Kenneth D. Roberts; and

vi.           Douglas W. Scott.

2.               At the meeting, stockholders approved and adopted the Company’s 2008 Stock Plan.

3.               At the meeting, stockholders voted against approving and adopting an amendment to the Company’s Amended and Restated Certificate of Incorporation to create a class of preferred stock, $0.01 par value per share, and to authorize the issuance of up to 5,000,000 shares of such preferred stock.

4.               At the meeting, stockholders ratified the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2009.

The information in this Current Report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

	By:	/s/ Robert E. Quinn
Robert E. Quinn
Vice President, Finance, (principal financial and accounting officer)

Date: December 17, 2008